Exhibit 99.1

1.       On May 5, 2026, Prime Security Services TopCo (ML), L.P. (“TopCo ML LP”) and Prime Security Services TopCo (ML II), L.P. (“TopCo ML II LP,” and together with TopCo ML LP, the “Apollo Stockholders”), sold an aggregate of 102,000,366 shares of common stock of ADT Inc. (the “Issuer”), par value $0.01 per share (the “Common Stock”) through a secondary public offering at the price of $7.25 per share. The total 102,000,366 shares of Common Stock consist of (i) 95,314,250 held by TopCo ML LP and (ii) 6,686,116 held by TopCo ML II LP.

2.       The shares of Common Stock reported as beneficially owned prior to the reported transaction were held of record by the Apollo Stockholders. Prime Security Services TopCo (ML), LLC (“Prime TopCo ML”) serves as the general partner of TopCo ML LP, and Prime Security Services TopCo (ML II), LLC (“Prime TopCo ML II”) serves as the general partner of TopCo ML II LP. Prime Security Services TopCo Parent GP, LLC (“TopCo Parent GP”) serves as the sole member of Prime TopCo ML. AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) serves as the sole member of TopCo Parent GP.

Prime Security Services GP, LLC (“Prime GP”) serves as the general partner for AP VIII Prime Security LP and as a member for Prime TopCo ML II. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) serves as the investment manager of AP VIII Prime Security LP and Prime GP. Apollo Management, L.P. (“Apollo Management”) serves as the sole member-manager of AP VIII Prime Security Management. Apollo Management GP, LLC (“Management GP”) serves as the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings.

Each of the Apollo Stockholders, Prime TopCo ML, Prime TopCo ML II, TopCo Parent GP, AP VIII Prime Security LP, Prime GP, AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Marc Rowan, Scott Kleinman, and James Zelter, the managers, as well as executive officers, of Management Holdings GP, each disclaim beneficial ownership of all shares of Common Stock reported herein as sold by the Apollo Stockholders, and the filing of this report shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose, except to the extent of their pecuniary interest therein.

The principal business address of each of TopCo ML LP, TopCo ML II LP, Prime TopCo ML, Prime TopCo ML II, TopCo Parent GP, AP VIII Prime Security LP, Prime GP, AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP is 9 W. 57th Street, 41st Floor, New York, New York 10019.